As filed with the Securities and Exchange Commission on August 7, 2007	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3460176
(State of Incorporation)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100
Carlsbad, California 92008
(Address of principal executive offices)

Dot Hill Systems Corp. Amended and Restated 2000 Equity Incentive Plan
Dot Hill Systems Corp. Amended and Restated 2000 Employee Stock Purchase Plan
(Full title of the plans)
Dana W. Kammersgard
President and Chief Executive Officer
Dot Hill Systems Corp.
2200 Faraday Avenue, Suite 100
Carlsbad, California 92008
Tel: (760) 931-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000
Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be Registered	Offering	Aggregate	Amount of
to be Registered	(1)	Price per Security (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock (3)	1,000,000 shares	$3.58	$3,580,000	$110
Common Stock, par value $0.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock (4)	100,000 shares	$3.58	$358,000	$11
Total	1,100,000 shares	Not applicable	$3,938,000	$121

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement also registers any additional shares of our common stock, par value $0.001 per share, or the Common Stock, as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 2, 2007, as reported on the Nasdaq National Market.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under our Amended and Restated 2000 Equity Incentive Plan, or the 2000 EIP, on May 25, 2007 pursuant to an “evergreen” provision contained in the 2000 EIP. Pursuant to such provision, on the day of our annual meeting of stockholders, the number of shares authorized for issuance under the 2000 EIP is automatically increased by a number equal to the lesser of: 2% of the fully-diluted shares of Common Stock outstanding on the date of the annual meeting of stockholders; 1,000,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by our board of directors.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under our Amended and Restated 2000 Employee Stock Purchase Plan, or the 2000 ESPP, on May 25, 2007 pursuant to an “evergreen” provision contained in the 2000 ESPP. Pursuant to such provision, on the day of our annual meeting of stockholders, the number of shares authorized for issuance under the 2000 ESPP is automatically increased by a number equal to the lesser of: 100,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by our board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-134874
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2000 EIP and the 2000 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 9, 2006 (File No. 333-134874). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 8, 2007.

Dot Hill Systems Corp.
By:	/s/ DANA W. KAMMERSGARD
Dana W. Kammersgard
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dana W. Kammersgard and Hanif I. Jamal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DANA W. KAMMERSGARD Dana W. Kammersgard	Director, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2007

/s/ HANIF I. JAMAL Hanif I. Jamal	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2007

/s/ CHARLES F. CHRIST Charles F. Christ	Chairman of the Board of Directors	August 8, 2007

/s/ KIMBERLY E. ALEXY Kimberly E. Alexy	Director	August 8, 2007

/s/ JOSEPH D. MARKEE Joseph D. Markee	Director	August 8, 2007

/s/ W.R. SAUEY W.R. Sauey	Director	August 8, 2007

Roderick M. Sherwood III	Director

EXHIBIT INDEX

Exhibit
Number
4.1	Certificate of Incorporation. (1)

4.2	Bylaws. (2)

4.3	Form of Common Stock Certificate. (3)

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003. (2)

4.5	Form of Rights Certificate. (2)

4.6	Rights Agreement dated May 19, 2003, by and between Dot Hill Systems Corp. and American Stock Transfer & Trust Company. (2)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Deloitte & Touche llp, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Dot Hill Systems Corp. Amended and Restated 2000 Equity Incentive Plan. (4)

99.2	Form of Stock Option Agreement under the Dot Hill Systems Corp. Amended and Restated 2000 Equity Incentive Plan. (4)

99.3	Form of Stock Option Grant Notice under the Dot Hill Systems Corp. Amended and Restated 2000 Equity Incentive Plan. (4)

99.4	Dot Hill Systems Corp. Amended and Restated 2000 Employee Stock Purchase Plan. (5)

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 26, 2001 and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference.

(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 23, 2000 and incorporated herein by reference.

(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.